Exhibit 10.1


NORTH CAROLINA    )
                  )               LEASE AGREEMENT
GUILFORD COUNTY   )

         THIS LEASE AGREEMENT, Made and entered into this 1st day of May, 1998, by and between Miracle Marine, Inc., a North Carolina corporation (hereinafter called the "Landlord"), and MARKET AMERICA, INC., a North Carolina corporation (hereinafter called the "Tenant");

                                   WITNESSETH:

         That in consideration of the covenants, conditions and agreements hereinafter contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the premises more particularly described as follows:

         See "Exhibit A" attached herto and incorporated herein by reference

         TO HAVE AND TO HOLD said property, together with all privileges and appurtenances thereunto belonging to Tenant, its successors and assigns, for the period and under the conditions hereinafter set forth, to-wit:

         1. Term. The term of this Lease shall be for a minimum of fourteen (14) days per month during which the Tenant shall have exclusive possession of said property for a term ending on the 30th day of the first full month five years hereafter.

         2. Renewal. If this Lease shall not have been canceled pursuant to the provisions hereinafter set forth and if Tenant shall, during the original term hereof, keep and perform each and every covenant, provision and agreement herein contained, and provided that Tenant shall not be in default under any of the terms, covenants or conditions of this Lease at the end of the term, then Tenant may, at its option, renew this Lease for any additional term of five (5) years.

If, during the first additional five (5) year term, this Lease shall not have been canceled pursuant to the provisions hereinafter set forth and if Tenant shall, during the first additional five (5) year term hereof, keep and perform each and every covenant, provision and agreement herein contained, and provided that Tenant shall not be in default under any of the terms, covenants or conditions of this Lease at the end of said term, then Tenant may, at its option, renew this Lease for an additional term of five (5) years. If the above conditions are met by Tenant, then Tenant may, at its option, renew this Lease for two additional five (5) year terms (three (3) total five-year renewal options).

         Unless Tenant gives written notice to Landlord of its intention not to exercise its right to renew for the additional five (5) years of this Lease, within sixty (60) days prior to the termination of the original term or any subsequent renewal term, then this Lease shall automatically be renewed for an additional five-year term.

         3. Rental. As rental for said property, Tenant shall pay to Landlord or Landlord's Agent TWENTY THOUSAND AND NO/100 DOLLARS ($20,000) for the use of the watercraft including all associated expenses, i.e., docking fees, fuel, provisions and overnight accommodations for the crew.

         4. Late Charge. If Landlord does not receive the rental payment within fifteen (15) days of its due date, Tenant shall pay to Landlord a late charge of five percent (5%) of any outstanding balance, including previously unpaid balances, of the payment due to cover costs of securing and processing any late payments.

         5. Taxes. Landlord shall pay all personal property ad valorem taxes and assessments which may be levied, assessed or charged against the demised premises. Landlord shall pay all license, privilege or other taxes levied, assessed or charged against it on account of the operation of its business or on account of property belonging to Landlord.

         6. Utilities. Landlord shall pay all charges for generators/batteries which supply electrical power, fuel oil, natural gas, water, and any other "utilities" consumed on the personal property.

         7. Repairs and Maintenance. Landlord shall, during the term of this Lease, and any renewal or extension thereof, at its sole expense, keep the interior of the leased premises in good order and repair, reasonable wear and tear and damage by accidental fire or other casualty excepted. Tenant shall not knowingly permit or willingly permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by the Board of Health or which shall be contrary to the rules and regulations of Federal, State or Municipal authority.

         Landlord's duty to repair and maintain shall include the replacement of all light bulbs and broken glass in windows in those areas that it occupies as the leased premises. Landlord shall maintain in good working order and repair all facilities and other fixtures and equipment installed for the general supply of hot and cold water, hear, air conditioning and electricity. Landlord, during the term of this Lease, or any renewal or extension thereof, shall keep the structural supports of the personal property in good order and repair.

         8. Alterations and Additions. Tenant shall have the right to make changes, improvements, alterations or additions to the areas which it leases.

         9. Insurance. Landlord shall at all times during the term of this Lease and any renewal period thereof, at its own cost and expense, insure and keep in effect on the personal property standard fire and extended coverage insurance with a company authorized to do business in the United States. In addition thereto, Landlord shall insure any of its equipment, machinery, fixtures and other assets located on the personal property in such amount and against such risks as it may deem advisable. Landlord shall, during the term of this Lease Agreement or any renewal thereof, carry and maintain comprehensive public liability insurance, including property damage, insuring Tenant and Landlord against liability for injuries to persons or property occurring in or about the leased premises or common areas or arising out of the ownership, maintenance, use or occupancy thereof. Landlord and Tenant and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the leased property, or covered by insurance in connection with property or activities conducted on the leased property, regardless of the cause of the damage or loss, and the parties each agree to have their respective insurance companies waive, if possible, in writing and for the express benefit of the others any rights of subrogation that the companies may have, if at all, against the Landlord or Tenant, as the case may be.

         10. Indemnification. With the exception of claims arising out of acts of negligence of Landlord, its agents or employees, Tenant covenants and agrees that at its sole expense, it will protect Landlord and save Landlord harmless from all claims of all persons whomsoever arising from or out of the use or occupancy of the leased premises by Tenant or Tenant's agents or employees, or subleases, including the reimbursement of Landlord of all reasonable expenses incurred in defending such claim.

         11. Fire or Other Casualty Loss. If the leased property should become partially damaged by fire or other casualty during the base term of this Lease or any renewal thereof, Landlord shall repair the same at his own expense with reasonable dispatch, and if as a result thereof the premises hereby leased shall be partially unsuitable or unfit for Tenant's purpose or use, then and in such event, the rent herein reserved shall be reduced in proportion to the space not usable until such premises have been repaired and restored.

         12. Right of Entry. Tenant agrees that Landlord, Landlord's agents or other representatives, shall have the right without abatement or rent, to enter into and upon the Leased Premises, or any part thereof, during regular business hours for the purpose of examining same or making such repairs or alterations to the Leased Premises as may be necessary for the safety and preservation thereof; provided, however, that such examinations, repairs or alterations (unless of an emergency nature) shall be made as to cause a minimum of interference to the operation of Tenant's business conducted in or on the Leased Premises.

         13. Default. The happening of one or both (A or B) of the following listed events shall constitute a breach of this Lease Agreement on the part of the Tenant, namely:

                  A. The failure of Tenant to pay rent payable under this Lease Agreement within ten (10) days following written notice from Landlord of failure to pay the full monthly rental on the first day of any rental month. After such notice has been given to Tenant a total of three times, no further notice shall be required if Tenant subsequently defaults in payment of any monthly rental payment next due thereafter.

                  B. The failure of Tenant to fully and promptly perform any act required under this Lease or to otherwise comply with any terms or provisions hereof for thirty (30) days or more after written notice is given to Tenant by Landlord notifying it of said default. In all matters in this Agreement, time is of the essence.

                  Upon the happening of any event of default by Tenant, Landlord, if Landlord shall so elect, may either (1) terminate the terms of this Lease Agreement, or (2) terminate Tenant's right to possession or occupancy of the premises without terminating the term of this Lease Agreement, and, in the event Landlord shall exercise such second right of election, the same shall be effective as of twenty (20) days after the date of such event of default.

                  If Landlord shall elect to terminate the terms of this Lease Agreement, Landlord, upon such termination, shall be entitled to recover of Tenant all accrued rent due and payable at the time of such default, plus any rents paid in advance, which shall be applied to any balance due Landlord, of whatever kind, or in the alternative, as liquidated damages forfeited to Landlord without waiver of any other rights or remedies of Landlord. If Landlord shall elect to terminate the terms of the Lease Agreement then after all accrued rents are paid the Landlord and any funds owed to Landlord on account of any other terms of this Lease are paid, then Tenant's obligations and liability under this Lease shall terminate.

                  If Landlord shall elect to terminate Tenant's right to possession only without terminating the terms of this Lease, Landlord, at Landlord's option, may enter into the premises, remove Tenant's property, and hold possession of and sell the same and apply the proceeds first to the cost of sale, second to rents and damages due Landlord, and the surplus, if any, shall be paid to Tenant, without any such entry and possession or sale terminating the terms of this Lease or otherwise releasing Tenant in full or in part from its obligation to pay the rent herein reserved for the full term hereof, and in such case, Tenant shall remain liable to Landlord for all rents due under this Lease. However, Landlord will make reasonable efforts to relet the property, or any part thereof, at a reasonable rent to any person, firm or corporation other than Tenant. If any rent collected by Landlord upon such re-letting is not sufficient to pay monthly the full amount theretofore paid by Tenant, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand, and, if the rent so collected from such re-letting is more than sufficient to pay the full amount of the rent reserved hereunto, Landlord shall, at the end of the stated term hereof, apply any surplus to the extent thereof to the discharge of any obligation for Tenant under the terms of this Lease, and any remaining surplus shall be paid to Tenant. However, nothing herein shall render Tenant liable for any greater sum than would be payable if Tenant were not in default under the Lease.

         14. Bankruptcy. In the event Tenant shall be adjudicated a bankrupt, or a temporary or permanent receiver is appointed for the Tenant in any Federal or State Court, or petition in insolvency or liquidation proceedings is filed against Tenant which shall not be dismissed within ninety (90) days, Landlord shall have the right at his option, to immediately declare this contact and lease null and void and resume possession of the property. In addition, Landlord shall be entitled to recover reasonable attorneys fees incurred by the Landlord in any proceeding protecting its rights under this paragraph.

         15. Subordination - Attornment. This Lease shall be deemed subject and subordinate to any lease which may heretofore or hereafter be executed by Landlord covering the property, unless other written arrangements are agreed to by both parties.

         16. Relationship Between Parties. This Lease shall not be construed to create a partnership, joint venture, or agency relationship between the parties hereto.

         17. Notices. Wherever in the Lease it is provided that either the Landlord or Tenant may or shall give written notice to the other party, such notice shall be deemed sufficiently given and effective if mailed by overnight mail or registered mail, return receipt requested.

         18. Renovations. All renovations and modifications to the property will be paid by Tenant.

                               LANDLORD:

                               MIRACLE MARINE, INC.

                               BY: /s/ Loren A. Ridinger
                                   ---------------------------------------------
                                   Loren A. Ridinger, Secretary

                               TENANT:

                               MARKET AMERICA, INC.

                               BY: /s/ Marc Ashley
                                   ---------------------------------------------
                                   Marc Ashley, Vice President of Administration

NORTH CAROLINA
GUILFORD COUNTY

         I, _________________________, a Notary Public for said county and state, do hereby certify that __________________________ and _________________________ personally appeared before me this date and acknowledged the due execution of the foregoing instrument.

         WITNESS my hand and seal, this the ____ day of _____________, 1998.


                                            ------------------------------------
                                            Notary Public for North Carolina


My commission expires:  ______________